Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information dated November 1, 2020, and to the incorporation by reference of our report, dated August 20, 2020, with respect to the financial statements and financial highlights of WisdomTree Dynamic Currency Hedged International Equity Fund, WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund, WisdomTree Emerging Markets ESG Fund (formerly, WisdomTree Emerging Markets Dividend Fund), WisdomTree International ESG Fund (formerly, WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund), WisdomTree U.S. Corporate Bond Fund (formerly, WisdomTree Fundamental U.S. Corporate Bond Fund), WisdomTree U.S. High Yield Corporate Bond Fund (formerly, WisdomTree Fundamental U.S. High Yield Corporate Bond Fund), WisdomTree U.S. Short-Term Corporate Bond Fund (formerly, WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund), WisdomTree U.S. Short-Term High Yield Corporate Bond Fund (formerly, WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund), WisdomTree 90/60 U.S. Balanced Fund and WisdomTree Cloud Computing Fund (ten of the funds constituting WisdomTree Trust) included in the Annual Report to shareholders (Form N-CSR) for the fiscal periods ended June 30, 2020, in Post-Effective Amendment Number 753 to the Registration Statement under the Securities Act of 1933 (Form N-1A, File No. 333-132380), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

October 28, 2020